UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2025

Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive			92130
San Diego	California		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2025, in connection with a standard periodic review of the governance documents of Tandem Diabetes Care, Inc. (the “Company”), the Company’s board of directors (the “Board”) adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which became effective immediately and amended and restated the Company’s prior bylaws (the “Prior Bylaws”). The Amended and Restated Bylaws reflect the following principal changes from the Prior Bylaws:

•Advance Notice Provisions. The amendments update the advance notice provisions that apply when a stockholder intends to propose a director nomination or other business at a stockholder meeting by, among other things:

◦requiring any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of its director nominee(s) in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), and to provide reasonable evidence that certain requirements of such rule have been satisfied;

◦providing that the nomination of each proposed stockholder-nominated director nominee be disregarded (notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company) if, after a stockholder provides notice pursuant to Rule 14a-19, such stockholder subsequently fails to comply with the requirements of Rule 14a-19, fails to timely provide reasonable evidence to the Company that certain requirements of such rule have been satisfied or fails (directly or through a qualified representative) to appear at the stockholder meeting to present the nomination;

◦providing that (i) the number of nominees a stockholder may nominate for election at a stockholder meeting may not exceed the number of directors to be elected at such meeting and (ii) a stockholder may not designate substitute nominees unless the stockholder complies with the advance notice provisions with respect to such substitute nominee;

◦requiring the proposing stockholder to provide the Company with the text of the proposal or business that is the subject of the stockholder’s proposal; and

◦requiring certain additional information and disclosures regarding proposing stockholders, including information that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

•Other Updates. The amendments (i) gives express authorization for the Board to cancel, reschedule or postpone an annual or special meeting of stockholders, (ii) require that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board, (iii) update the indemnification provisions to make certain technical, modernizing and clarifying changes, (iv) conform the notice provisions throughout the Amended and Restated Bylaws to the requirements of Section 232 of the Delaware General Corporation Law (the “DGCL”), (v) simplify and clarify the description of the voting standards for the election of directors and other proposals at stockholder meetings, and provide that the applicable voting standard for the election of directors (plurality, in the case of a contested election, and majority of votes cast, in the case of an uncontested election) will be determined as of the tenth day preceding the date the Company first mails its notice of the meeting to the stockholders, (vi) removes the requirement for the list of stockholders of record (with home addresses) to be available for inspection at the stockholder meeting, in accordance with changes to the DGCL that were enacted subsequent to the adoption of the Prior Bylaws, (vii) remove certain provisions that must be in conformity with and are otherwise already addressed in the Company’s Certificate of Incorporation, and (viii) make certain other technical, modernizing and clarifying changes, including in response to changes in the DGCL that were enacted subsequent to the adoption of the Prior Bylaws.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
3.1	Amended and Restated Bylaws of Tandem Diabetes Care, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ SHANNON M. HANSEN
Shannon M. Hansen
Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary
Date: December 30, 2025

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